POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of the Phoenix Equity Series Fund, hereby constitute and appoint George R. Aylward, Tracy L. Rich and Kevin J. Carr, or any of them as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the merger of Phoenix Rising Dividends Fund into Phoenix Growth & Income Fund and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 22nd day of August , 2007.

/s/ E. Virgil Conway	/s/ Harry Dalzell-Payne
E. Virgil Conway, Trustee	Harry Dalzell-Payne, Trustee

/s/ Francis E. Jeffries	/s/ Dr. Leroy Keith, Jr.
Francis E. Jeffries, Trustee	Dr. Leroy Keith, Jr., Trustee

/s/ Marilyn E. LaMarche	/s/ Philip R. McLoughlin
Marilyn E. LaMarche, Trustee	Philip R. McLoughlin, Trustee

/s/ Geraldine M. McNamara	/s/ James M. Oates
Geraldine M. McNamara, Trustee	James M. Oates, Trustee

/s/ George R. Aylward
Richard E. Segerson, Trustee	George R. Aylward, Trustee

/s/ Ferdinand L. J. Verdonck
Ferdinand L. J. Verdonck, Trustee

All signatures need not appear on the same copy of this Power of Attorney.